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                                                                    EXHIBIT 3.11

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             BENO MICHEL, M.D,. INC.

     JAMES C. NEW, who is the President, and ROBERT P. WYNN, who is the Secretary of BENO MICHEL, M.D, INC, an Ohio professional association for profit (the "Corporation"), do hereby certify that in a writing signed by all the members of the Board of Directors and the sole Shareholder who would be entitled to a notice of a meeting held for such purpose, the following resolution was adopted to amend the Articles:

     "RESOLVED, that the Corporation change iu name to AMERIPATH CLEVELAND, INC and that the Articles of Incorporation of the Corporation as presently in effect be, and hereby are, amended to effect such change."

     IN WITNESS WHEREOF, the above-named officers, acting and on behalf of the corporation have hereunto subscribed their names this 31 day of October, 1996.


                                                By: /s/ James C. New
                                                    -------------------------
                                                    JAMES C. NEW, President

                                                By: /s/ Robert P. Wynn
                                                    -------------------------
                                                    ROBERT P. WYNN, Secretary


[SEAL]

                                     Page 3
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                            ARTICLES OF INCORPORATION

                                       OF

                             BENO MICHEL, M.D., INC.


The undersigned, who is a citizen of the United States desiring to form a professional association under ss.1785.01 et seq, of the Revised Code of Ohio, does hereby certify:


     FIRST. The name of the Association shall be Beno Michel, M.D.,  Inc.

     SECOND. The place in Ohio where its principal office is located is 1819 Park East, Beachwood, Ohio 44122.

     THIRD. The Purposes for which and for any of which the Association is formed are as follows:

         To render professional medical services;

         To posses and exercise without restriction as fully as a natural person might do all the powers and authorities conferred upon or permitted to a professional association engaged in the practice of medicine under the laws of the State of Ohio; and

         To do any and all things incidental to the accomplishment of purposes hereinbefore set forth or incidental to the protection and benefit of the Association.

     FOURTH. The maximum number of shares which the Association is authorised to have outstanding is FIVE HUNDRED (500) Common shares without par value.

     FIFTH. The amount of capital with which the Association will begin business shall be FIVE HUNDRED DOLLARS ($500).

     SIXTH. Shares of the Association shall be issued only to persons duly licensed or otherwise legally authorised to render professional medical services.

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                                       -2-

     SEVENTH. A director or officer of the Association shall not be disqualified from dealing or contracting with the Association as vendor, purchaser, employee, agent or otherwise nor shall any transaction, contract or other act of the Association be void or voidable or in any way affected or invalidated by the fact that any director or officer or any firm in which such director or officer is a shareholder, director or officer is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors at which action upon any such transaction, contract or other act shall be taken nor shall any such director or officer be accountable or responsible to the Association for or in respect to any such transaction, contract or other act shall be taken nor shall any such director or officer be accountable or responsible to the Association for or in respect to any such transaction, contract or other act of the Association or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Association which shall authorize or take action in respect to any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act, with like force and effect as if he or any firm of which he is a shareholder, director or officer were not interested in such transaction, contract or act.

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                                       -3-

     EIGHT. Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two thirds, or any other proportion of the voting power of the Association or any class or classes of shares thereof, such action, unless otherwise expressly required by statute or ny these Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Association or of such class or classes.

     In WITNESS WHEREOF, undersigned has hereunto subscribed its name this 9th day of April, 1976.

                                             BENO MICHEL, M.D. INC.

                                             By: 2112 East Ohio Service Corp.


                                               By: /s/ Stephen L. Kadish
                                                   ----------------------------
                                                   Stephen L. Kadish, President